Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	January 21, 2025
FOR MORE INFORMATION CONTACT:
Timothy S. Crane, President & Chief Executive Officer
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Full Year Net Income

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced net income of $695.0 million or $10.31 per diluted common share for the year ended December 31, 2024 compared to net income of $622.6 million or $9.58 per diluted common share for the same period of 2023. Pre-tax, pre-provision income (non-GAAP) for the year ended December 31, 2024 totaled a record $1.0 billion, compared to $959.5 million for the same period of 2023.

The Company recorded quarterly net income of $185.4 million or $2.63 per diluted common share for the fourth quarter of 2024 compared to net income of $170.0 million or $2.47 per diluted common share for the third quarter of 2024. Pre-tax, pre-provision income (non-GAAP) totaled $270.1 million as compared to $255.0 million for the third quarter of 2024.

Timothy S. Crane, President and Chief Executive Officer, commented, “We are very pleased with our 2024 results, including record net income for the full year 2024. The Company exhibited consistently strong organic loan and deposit growth throughout 2024 and expanded our geographic footprint into the west Michigan market through the acquisition of Macatawa Bank Corporation (“Macatawa”). We enter 2025 with great momentum in our efforts to further expand the franchise.”

Additionally, Mr. Crane emphasized, “Net interest margin in the fourth quarter was unchanged compared to the third quarter of 2024. Our relative neutral sensitivity to further interest rate changes should allow our net interest margin to remain in the 3.50% range as we move forward into 2025 given the current market consensus outlook. Stable net interest margin coupled with continued balance sheet growth should result in further net interest income growth in 2025. Focusing on building long term franchise value, growth of net interest income, disciplined expense control and maintaining our consistent credit standards remain our priorities in 2025.”

Highlights of the fourth quarter of 2024:
Comparative information to the third quarter of 2024, unless otherwise noted

•Total loans increased by approximately $1.0 billion, or 8% annualized.
•Total deposits increased by approximately $1.1 billion, or 9% annualized.
•Total assets increased by $1.1 billion, or 7% annualized.
•Net interest income increased to $525.1 million in the fourth quarter of 2024 compared to $502.6 million in the third quarter of 2024, primarily due to average earning asset growth.
◦Net interest margin remained at 3.49% (3.51% on a fully taxable-equivalent basis, non-GAAP) during the fourth quarter of 2024.
•Non-interest income was impacted by the following:
◦Mortgage banking revenue included a net negative fair value mark of $1.5 million in the fourth quarter of 2024, compared to a net negative fair value mark of $6.9 million in the third quarter of 2024. See Table 16 for details.
◦Net losses on investment securities totaling $2.8 million in the fourth quarter of 2024 related primarily to changes in the value of equity securities as compared to net gains of $3.2 million in the third quarter of 2024.
•Non-interest expense was impacted by the following:
◦The Macatawa Bank acquisition added approximately $15.8 million of total operating expenses, including $4.8 million of core deposit intangible asset amortization in the fourth quarter of 2024 compared to approximately

$10.1 million of total operating expenses, including $3.0 million of core deposit intangible asset amortization in the third quarter of 2024. The additional expense is attributable to one additional month of recognized expenses for Macatawa in the fourth quarter of 2024 as compared to the third quarter of 2024.
◦Incurred acquisition related costs of $1.8 million in the fourth quarter of 2024 as compared to $1.6 million in the third quarter of 2024.
•Provision for credit losses totaled $17.0 million in the fourth quarter of 2024 as compared to a provision for credit losses of $22.3 million in the third quarter of 2024 which included a one-time Macatawa acquisition-related Day 1 provision of approximately $15.5 million.
•Net charge-offs totaled $15.9 million or 13 basis points of average total loans on an annualized basis in the fourth quarter of 2024 compared to $26.7 million or 23 basis points of average total loans on an annualized basis in the third quarter of 2024.

Mr. Crane noted, “A stable net interest margin coupled with earning asset growth resulted in record net interest income in the fourth quarter of 2024 as we grew our net interest income by $22.6 million as compared to the third quarter of 2024. The company continued its consistent, strong loan growth as loans increased by $1.0 billion, or 8% on an annualized basis in the fourth quarter of 2024. Loan pipelines are strong and we remain prudent in our review of credit prospects, ensuring our loan growth adheres to our conservative credit standards. Deposit growth of $1.1 billion, or 9% on an annualized basis, in the fourth quarter of 2024 outpaced loan growth which resulted in our loans to deposits ratio ending the quarter at 91.5%. Non-interest bearing deposits increased $670.9 million compared to the third quarter of 2024 and comprised 22% of total deposits at the end of the fourth quarter of 2024. We continue to leverage our customer relationships and market positioning to generate deposits, grow loans and build long-term franchise value.”

Commenting on credit quality, Mr. Crane stated, “Credit metrics improved for the second consecutive quarter, ending 2024 with overall stable credit quality. Net charge-offs as a percentage of average total loans on an annualized basis improved, with the fourth quarter of 2024 being the low point for the year. Prudent credit management and disciplined underwriting standards continue to support low losses in the portfolios. Non-performing loans also improved in the second half of 2024, with the fourth quarter of 2024 non-performing loans being 0.36% of total loans. Improvement has been experienced in our commercial real estate portfolio, where consistent in-depth reviews of the portfolio have led to positive outcomes by proactively identifying and resolving problem credits. Total non-performing assets, at 0.30% of total assets at year-end, remained consistent with the same level at the end of the third quarter. We continue to be conservative, diversified, and maintain our consistently strong credit standards. We believe that the Company’s reserves are appropriate and we remain diligent in our review of credit.”

In summary, Mr. Crane noted, “We are proud of our results in 2024 and believe we are well-positioned to continue our momentum into the new year. We have successfully reduced our asset sensitivity, leaving us well positioned to deliver improved results independent of interest rate changes. We remain focused on winning new business, expanding our franchise and improving our position in the markets we serve.”

* * *

The graphs shown on pages 3-8 illustrate certain financial highlights of the fourth quarter of 2024 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income
$ in Millions
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$123.5
$187.3
$152.4
$170.0
$185.4
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

Pre-tax income, excluding provision for credit losses (non-GAAP)
$ in Millions
$300
$280
$260
$240
$220
$200
$180
$160
$140
$120
$100
$208.2
$271.6
$251.4
$255.0
$270.1
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024

Pre-tax income, excluding provision for credit losses (non-GAAP) - Q4 2024 compared to Q3 2024
$300
$280
$260
$240
$220
$200
$180
$160
$ in Millions
$255.0
$22.6
$4.5
$(6.0)
$1.9
$5.1
$(2.7)
$(1.7)
$(8.6)
$270.1
Q3 2024
Net Interest Income
Mortgage Banking Revenue
Losses on Investment Securities, Net
All Other Non-Interest Income
Advertising and Marketing
Software and Equipment
Amortization of Other Intangible Assets
All Other Non-Interest Expense
Q4 2024

Net Interest Income and Net Interest Margin ("NIM")
$ in Millions
$550
$500
$450
$400
$350
$300
$250
$200
$150
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
$470.0
$464.2
$470.6
$502.6
$525.1
3.64%
3.59%
3.52%
3.51%
3.51%
3.62%
3.57%
3.50%
3.49%
3.49%
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Q4 2024
NIM (GAAP)
NIM (non-GAAP)
Net Interest Income

Net Income
10 Year Compound Annual Growth Rate ("CAGR") of 16%
$ in Millions
$700.0
$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
$151.4
$156.7
$206.9
$257.7
$343.2
$355.7
$293.0
$466.2
$509.7
$622.6
$695.0
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

• Book Value per Common Share - 10 Year CAGR of 8%
• Tangible Book Value per Common Share (non-GAAP) - 10 Year CAGR of 9%
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$41.52
$43.42
$47.11
$50.96
$55.71
$61.68
$65.24
$71.62
$72.12
$81.43
$89.21
$32.45
$33.17
$37.08
$41.68
$44.67
$49.70
$53.23
$59.64
$61.00
$70.33
$75.39
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Book value per common share
Tangible book value per common share (non-GAAP)

• Stock Price - 10 Year CAGR of 10%
• Common Stock Dividends Paid - 10 Year CAGR of 16%
$125.00
$100.00
$75.00
$50.00
$25.00
$0.00
$3.00
$2.00
$1.00
$0.00
$46.76
$48.52
$72.57
$82.37
$66.49
$70.90
$61.09
$90.82
$84.52
$92.75
$124.71
$0.40
$0.44
$0.48
$0.56
$0.76
$1.00
$1.12
$1.24
$1.36
$1.60
$1.80
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Market price per common share
Cash dividends declared per common share

Total Assets
10 Year CAGR of 12%
$ in Billions
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$20.0
$22.9
$25.7
$27.9
$31.2
$36.6
$45.1
$50.1
$52.9
$56.3
$64.9
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

Total Loans
10 Year CAGR of 13%
$ in Billions
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$14.6
$17.3
$19.8
$21.6
$23.8
$26.8
$32.1
$34.8
$39.2
$42.1
$48.1
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

Total Deposits
10 Year CAGR of 12%
$ in Billions
$55.0
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$16.3
$18.6
$21.7
$23.2
$26.1
$30.1
$37.1
$42.1
$42.9
$45.4
$52.5
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

Non-Performing Assets as a percentage of Total Assets
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
0.62%
0.56%
0.50%
0.47%
0.44%
0.36%
0.32%
0.16%
0.21%
0.27%
0.30%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

0.50%
0.40%
0.30%
0.20%
0.10%
0.00%
0.20%
0.12%
0.09%
0.07%
0.09%
0.20%
0.13%
0.06%
0.06%
0.11%
0.21%
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024

SUMMARY OF RESULTS:

BALANCE SHEET

Total assets increased $1.1 billion in the fourth quarter of 2024 as compared to the third quarter of 2024. Total loans increased by $1.0 billion as compared to the third quarter of 2024. The increase in loans was diversified across nearly all loan portfolios.

Total liabilities increased by $1.1 billion in the fourth quarter of 2024 as compared to the third quarter of 2024 primarily due to a $1.1 billion increase in total deposits. Strong organic deposit growth in the fourth quarter of 2024 enabled the Company to reduce brokered funding reliance by $482 million as compared to the third quarter of 2024. Non-interest bearing deposits increased $671 million in the fourth quarter of 2024 as compared to the third quarter of 2024. Non-interest bearing deposits as a percentage of total deposits increased to 22% at December 31, 2024, compared to 21% as of September 30, 2024. The Company's loans to deposits ratio was 91.5% on December 31, 2024 as compared to 91.6% as of September 30, 2024.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Table 1 through Table 3 in this report.

NET INTEREST INCOME

For the fourth quarter of 2024, net interest income totaled $525.1 million, an increase of $22.6 million as compared to the third quarter of 2024. The $22.6 million increase in net interest income in the fourth quarter of 2024 compared to the third quarter of 2024 was primarily due to a $2.6 billion increase in average earning assets.

Net interest margin was 3.49% (3.51% on a fully taxable-equivalent basis, non-GAAP) during the fourth quarter of 2024, unchanged compared to the third quarter of 2024. The yield on earning assets declined 24 basis points during the fourth quarter of 2024 as compared to the third quarter of 2024 primarily due to a 22 basis point decrease in loan yields. The net free funds contribution declined seven basis points compared to the third quarter of 2024 due to a reduced rate paid on interest-bearing liabilities. These declines were offset by a 31 basis point decrease in rate paid on interest-bearing liabilities. The 31 basis point decrease in rate paid on interest-bearing liabilities in the fourth quarter of 2024 as compared to the third quarter of 2024 was primarily due to a 33 basis point decline in rate paid on interest-bearing deposits.

For more information regarding net interest income, see Table 4 through Table 8 in this report.

ASSET QUALITY

The allowance for credit losses totaled $437.1 million as of December 31, 2024, relatively unchanged compared to $436.2 million as of September 30, 2024. A provision for credit losses totaling $17.0 million was recorded for the fourth quarter of 2024 as compared to $22.3 million recorded in the third quarter of 2024. The lower provision for credit losses recognized in the fourth quarter of 2024 as compared to the third quarter of 2024 is primarily attributable to the Day 1 provision for credit losses of approximately $15.5 million related to the Macatawa acquisition recognized in the third quarter of 2024. For more information regarding the allowance for credit losses and provision for credit losses, see Table 11 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Company is required to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of December 31, 2024, September 30, 2024, and June 30, 2024 is shown on Table 12 of this report.

Net charge-offs totaled $15.9 million in the fourth quarter of 2024, a decrease of $10.8 million as compared to $26.7 million of net charge-offs in the third quarter of 2024. Net charge-offs as a percentage of average total loans were 13 basis points in the fourth quarter of 2024 on an annualized basis compared to 23 basis points on an annualized basis in the third quarter of 2024. For more information regarding net charge-offs, see Table 10 in this report.

The Company’s delinquency rates remain low and manageable. For more information regarding past due loans, see Table 13 in this report.

Non-performing assets totaled $193.9 million and comprised 0.30% of total assets as of December 31, 2024, as compared to $193.4 million, or 0.30% of total assets, as of September 30, 2024. Non-performing loans totaled $170.8 million and comprised 0.36% of total loans at December 31, 2024, as compared to $179.7 million and 0.38% of total loans at September 30, 2024. The decrease in non-performing loans in the fourth quarter of 2024 was primarily attributable to a decline in commercial real estate nonaccrual loans. For more information regarding non-performing assets, see Table 14 in this report.

NON-INTEREST INCOME

Wealth management revenue increased by $1.6 million in the fourth quarter of 2024 as compared to the third quarter of 2024 primarily due to increased trust and asset management fees from higher assets under management during the period. Approximately $0.6 million of additional wealth management revenue recognized in the fourth quarter of 2024 compared to the third quarter of 2024 relates to one additional month of Macatawa results included in the current quarter. Wealth management revenue is comprised of the trust and asset management revenue of Wintrust Private Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue increased by $4.5 million in the fourth quarter of 2024 as compared to the third quarter of 2024 primarily due to a change in net fair value marks, a $5.5 million impact. Partially offsetting the positive fair value impact was a decrease in operational mortgage banking revenue of $1.0 million in the fourth quarter of 2024 compared to the third quarter of 2024. For more information regarding mortgage banking revenue, see Table 16 in this report.

The Company recognized $18.9 million in service charges on deposits accounts in the fourth quarter of 2024 as compared to $16.4 million in the third quarter of 2024. The $2.4 million increase in the fourth quarter of 2024 was primarily the result of increased commercial account analysis fees.

The Company incurred $2.8 million in net losses on investment securities in the fourth quarter of 2024 as compared to $3.2 million in net gains in the third quarter of 2024. The net losses in the fourth quarter of 2024 were primarily the result of unrealized losses on the Company’s equity investment securities with a readily determinable fair value.

Fees from covered call options increased by $1.3 million in the fourth quarter of 2024 as compared to the third quarter of 2024. The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance.

Other income decreased by $3.5 million in the fourth quarter of 2024 compared to the third quarter of 2024 due to unfavorable foreign currency remeasurement adjustments of $1.4 million and a variety of other smaller miscellaneous revenue declines.

For more information regarding non-interest income, see Table 15 in this report.

NON-INTEREST EXPENSE

Non-interest expenses totaled $368.5 million in the fourth quarter of 2024, increasing $7.9 million as compared to $360.7 million in the third quarter of 2024. The additional expense is attributable to one additional month of recognized expenses for Macatawa in the fourth quarter of 2024 as compared to the third quarter of 2024. The Macatawa acquisition accounted for approximately $5.7 million of the increase, which included $1.8 million in additional amortization of other acquisition-related intangible assets in the fourth quarter of 2024 as compared to the third quarter of 2024.

Salaries and employee benefits expense increased by $872,000 in the fourth quarter of 2024 as compared to the third quarter of 2024. The $872,000 increase is primarily related to increased salaries expense due to the Macatawa acquisition impacting the fourth quarter of 2024 for three months as compared to two months in the third quarter of 2024 as well as increased employee insurance costs in the current quarter. These increases were partially offset by lower incentive compensation expense in the fourth quarter of 2024.

Software and equipment expense increased $2.7 million in the fourth quarter of 2024 as compared to the third quarter of 2024 primarily due to software expense relating to upgrading and maintenance of information technology and security infrastructure as well as the Macatawa acquisition.

Advertising and marketing expenses in the fourth quarter of 2024 totaled $13.1 million, which is a $5.1 million decrease as compared to the third quarter of 2024 primarily due to a decrease in sports sponsorships. Marketing costs are incurred to promote the Company’s brand, commercial banking capabilities and the Company’s various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company’s non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs utilized which are determined based on the market area, targeted audience, competition and various other factors. Generally, these expenses are elevated in the second and third quarters of each year.

Professional fees expense totaled $11.3 million in the fourth quarter of 2024, an increase of $1.6 million as compared to the third quarter of 2024. The increase in the current quarter relates primarily to increased fees on consulting services. Professional fees include legal, audit, and tax fees, external loan review costs, consulting arrangements and normal regulatory exam assessments.

The Company recorded net OREO expense of $397,000 in the fourth quarter of 2024, compared to net OREO income of $938,000 in the third quarter of 2024. The net OREO income in the third quarter of 2024 was primarily the result of realized gains on sales of OREO. Net OREO expenses also include all costs associated with obtaining, maintaining and selling other real estate owned properties as well as valuation adjustments.

For more information regarding non-interest expense, see Table 17 in this report.

INCOME TAXES

The Company recorded income tax expense of $67.7 million in the fourth quarter compared to $62.7 million in the third quarter of 2024. The effective tax rates were 26.76% in the fourth quarter of 2024 compared to 26.95% in the third quarter of 2024.

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking unit, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the fourth quarter of 2024, the community banking unit increased its commercial, commercial real estate and residential real estate loan portfolios.

Mortgage banking revenue was $20.5 million for the fourth quarter of 2024, an increase of $4.5 million as compared to the third quarter of 2024, primarily due to a change in net fair value marks, a $5.5 million impact. Partially offsetting the positive fair value impact was a decrease in operational mortgage banking revenue of $1.0 million in the fourth quarter of 2024 compared to the third quarter of 2024. See Table 16 for more detail. Service charges on deposit accounts totaled $18.9 million in the fourth quarter of 2024 as compared to $16.4 million in the third quarter of 2024. The Company’s gross commercial and commercial real estate loan pipelines remained solid as of December 31, 2024 indicating momentum for expected continued loan growth in the first quarter of 2025.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolios were $5.1 billion during the fourth quarter of 2024. Average balances increased by $11.6 million, as compared to the third quarter of 2024. The Company’s leasing portfolio balance increased in the fourth quarter of 2024, with its portfolio of assets, including capital leases, loans and equipment on operating leases, totaling $3.9 billion as of December 31, 2024 as compared to $3.7 billion as of September 30, 2024. Revenues from the Company’s out-sourced administrative services business were $1.3 million in the fourth quarter of 2024, which was relatively stable compared to the third quarter of 2024.

Wealth Management

Through four separate subsidiaries within its wealth management unit, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, and securities brokerage services. See “Items Impacting Comparative Results,” regarding the sale of the Company’s Retirement Benefits Advisors (“RBA”) division during the first quarter of 2024. Wealth management revenue totaled $38.8 million in the fourth quarter of 2024, up slightly as compared to the third quarter of 2024. At December 31, 2024, the Company’s wealth management subsidiaries had approximately $51.2 billion of assets under administration, which included $8.5 billion of assets owned by the Company and its subsidiary banks.

ITEMS IMPACTING COMPARATIVE FINANCIAL RESULTS

Business Combination

On August 1, 2024, the Company completed its previously announced acquisition of Macatawa, the parent company of Macatawa Bank. In conjunction with the completed acquisition, the Company issued approximately 4.7 million shares of common stock. Macatawa operates 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties in the state of Michigan. Macatawa offers a full range of banking, retail and commercial lending, wealth management and ecommerce services to individuals, businesses and governmental entities. As of August 1, 2024, Macatawa had carrying values of approximately $2.7 billion in assets, $2.3 billion in deposits and $1.4 billion in loans. As of December 31, 2024, the Company recorded preliminary goodwill of approximately $142.1 million on the purchase. The initial purchase accounting for the acquisition, in accordance with GAAP, for this business combination is not finalized and is therefore subject to change.

Division Sale

In the first quarter of 2024, the Company sold its RBA division and recorded a gain of approximately $20.0 million in other non-interest income from the sale.

Business Combination

On April 3, 2023, the Company completed its acquisition of Rothschild & Co Asset Management US Inc. and Rothschild & Co Risk Based Investments LLC from Rothschild & Co North America Inc. As the transaction was determined to be a business combination, the Company recorded goodwill of approximately $2.6 million on the purchase.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the fourth quarter of 2024, as compared to the third quarter of 2024 (sequential quarter) and fourth quarter of 2023 (linked quarter), are shown in the table below:

				% or (1) basis point (bp) change from 3rd Quarter 2024		% or basis point (bp) change from 4th Quarter 2023
	Three Months Ended
(Dollars in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Dec 31, 2023
Net income	$185,362	$170,001	$123,480	9%		50%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	270,060	255,043	208,151	6		30
Net income per common share – Diluted	2.63	2.47	1.87	6		41
Cash dividends declared per common share	0.45	0.45	0.40	—		13
Net revenue (3)	638,599	615,730	570,803	4		12
Net interest income	525,148	502,583	469,974	4		12
Net interest margin	3.49%	3.49%	3.62%	—	bps	(13)	bps
Net interest margin – fully taxable-equivalent (non-GAAP) (2)	3.51	3.51	3.64	—		(13)
Net overhead ratio (4)	1.60	1.62	1.89	(2)		(29)
Return on average assets	1.16	1.11	0.89	5		27
Return on average common equity	11.82	11.63	9.93	19		189
Return on average tangible common equity (non-GAAP) (2)	14.29	13.92	11.73	37		256
At end of period
Total assets	$64,879,668	$63,788,424	$56,259,934	7%		15%
Total loans (5)	48,055,037	47,067,447	42,131,831	8		14
Total deposits	52,512,349	51,404,966	45,397,170	9		16
Total shareholders’ equity	6,344,297	6,399,714	5,399,526	(3)		17
(1)Period-end balance sheet percentage changes are annualized.
(2)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended					Years Ended
(Dollars in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Selected Financial Condition Data (at end of period):
Total assets	$64,879,668	$63,788,424	$59,781,516	$57,576,933	$56,259,934
Total loans (1)	48,055,037	47,067,447	44,675,531	43,230,706	42,131,831
Total deposits	52,512,349	51,404,966	48,049,026	46,448,858	45,397,170
Total shareholders’ equity	6,344,297	6,399,714	5,536,628	5,436,400	5,399,526
Selected Statements of Income Data:
Net interest income	$525,148	$502,583	$470,610	$464,194	$469,974	$1,962,535	$1,837,864
Net revenue (2)	638,599	615,730	591,757	604,774	570,803	2,450,860	2,271,970
Net income	185,362	170,001	152,388	187,294	123,480	695,045	622,626
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	270,060	255,043	251,404	271,629	208,151	1,048,136	959,471
Net income per common share – Basic	2.68	2.51	2.35	2.93	1.90	10.47	9.72
Net income per common share – Diluted	2.63	2.47	2.32	2.89	1.87	10.31	9.58
Cash dividends declared per common share	0.45	0.45	0.45	0.45	0.40	1.80	1.60
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.49%	3.49%	3.50%	3.57%	3.62%	3.51%	3.66%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	3.51	3.51	3.52	3.59	3.64	3.53	3.68
Non-interest income to average assets	0.71	0.74	0.85	1.02	0.73	0.82	0.81
Non-interest expense to average assets	2.31	2.36	2.38	2.41	2.62	2.36	2.45
Net overhead ratio (4)	1.60	1.62	1.53	1.39	1.89	1.54	1.64
Return on average assets	1.16	1.11	1.07	1.35	0.89	1.17	1.16
Return on average common equity	11.82	11.63	11.61	14.42	9.93	12.32	12.90
Return on average tangible common equity (non-GAAP) (3)	14.29	13.92	13.49	16.75	11.73	14.58	15.23
Average total assets	$63,594,105	$60,915,283	$57,493,184	$55,602,695	$55,017,075	$59,416,909	$53,529,506
Average total shareholders’ equity	6,418,403	5,990,429	5,450,173	5,440,457	5,066,196	5,826,940	5,023,153
Average loans to average deposits ratio	91.9%	93.8%	95.1%	94.5%	92.9%	93.8%	93.1%
Period-end loans to deposits ratio	91.5	91.6	93.0	93.1	92.8
Common Share Data at end of period:
Market price per common share	$124.71	$108.53	$98.56	$104.39	$92.75
Book value per common share	89.21	90.06	82.97	81.38	81.43
Tangible book value per common share (non-GAAP) (3)	75.39	76.15	72.01	70.40	70.33
Common shares outstanding	66,495,227	66,481,543	61,760,139	61,736,715	61,243,626
Other Data at end of period:
Common equity to assets ratio	9.1%	9.4%	8.6%	8.7%	8.9%
Tangible common equity ratio (non-GAAP)(3)	7.8	8.1	7.5	7.6	7.7
Tier 1 leverage ratio (5)	9.4	9.6	9.3	9.4	9.3
Risk-based capital ratios:
Tier 1 capital ratio (5)	10.6	10.6	10.3	10.3	10.3
Common equity tier 1 capital ratio (5)	9.9	9.8	9.5	9.5	9.4
Total capital ratio (5)	12.2	12.2	12.1	12.2	12.1
Allowance for credit losses (6)	$437,060	$436,193	$437,560	$427,504	$427,612
Allowance for loan and unfunded lending-related commitment losses to total loans	0.91%	0.93%	0.98%	0.99%	1.01%
Number of:
Bank subsidiaries	16	16	15	15	15
Banking offices	205	203	177	176	174
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income plus non-interest income.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2024	2024	2024	2024	2023
Assets
Cash and due from banks	$452,017	$725,465	$415,462	$379,825	$423,404
Federal funds sold and securities purchased under resale agreements	6,519	5,663	62	61	60
Interest-bearing deposits with banks	4,409,753	3,648,117	2,824,314	2,131,077	2,084,323
Available-for-sale securities, at fair value	4,141,482	3,912,232	4,329,957	4,387,598	3,502,915
Held-to-maturity securities, at amortized cost	3,613,263	3,677,420	3,755,924	3,810,015	3,856,916
Trading account securities	4,072	3,472	4,134	2,184	4,707
Equity securities with readily determinable fair value	215,412	125,310	112,173	119,777	139,268
Federal Home Loan Bank and Federal Reserve Bank stock	281,407	266,908	256,495	224,657	205,003
Brokerage customer receivables	18,102	16,662	13,682	13,382	10,592
Mortgage loans held-for-sale, at fair value	331,261	461,067	411,851	339,884	292,722
Loans, net of unearned income	48,055,037	47,067,447	44,675,531	43,230,706	42,131,831
Allowance for loan losses	(364,017)	(360,279)	(363,719)	(348,612)	(344,235)
Net loans	47,691,020	46,707,168	44,311,812	42,882,094	41,787,596
Premises, software and equipment, net	779,130	772,002	722,295	744,769	748,966
Lease investments, net	278,264	270,171	275,459	283,557	281,280
Accrued interest receivable and other assets	1,739,334	1,721,090	1,671,334	1,580,142	1,551,899
Trade date securities receivable	—	551,031	—	—	690,722
Goodwill	796,942	800,780	655,955	656,181	656,672
Other acquisition-related intangible assets	121,690	123,866	20,607	21,730	22,889
Total assets	$64,879,668	$63,788,424	$59,781,516	$57,576,933	$56,259,934
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$11,410,018	$10,739,132	$10,031,440	$9,908,183	$10,420,401
Interest-bearing	41,102,331	40,665,834	38,017,586	36,540,675	34,976,769
Total deposits	52,512,349	51,404,966	48,049,026	46,448,858	45,397,170
Federal Home Loan Bank advances	3,151,309	3,171,309	3,176,309	2,676,751	2,326,071
Other borrowings	534,803	647,043	606,579	575,408	645,813
Subordinated notes	298,283	298,188	298,113	437,965	437,866
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Accrued interest payable and other liabilities	1,785,061	1,613,638	1,861,295	1,747,985	1,799,922
Total liabilities	58,535,371	57,388,710	54,244,888	52,140,533	50,860,408
Shareholders’ Equity:
Preferred stock	412,500	412,500	412,500	412,500	412,500
Common stock	66,560	66,546	61,825	61,798	61,269
Surplus	2,482,561	2,470,228	1,964,645	1,954,532	1,943,806
Treasury stock	(6,153)	(6,098)	(5,760)	(5,757)	(2,217)
Retained earnings	3,897,164	3,748,715	3,615,616	3,498,475	3,345,399
Accumulated other comprehensive loss	(508,335)	(292,177)	(512,198)	(485,148)	(361,231)
Total shareholders’ equity	6,344,297	6,399,714	5,536,628	5,436,400	5,399,526
Total liabilities and shareholders’ equity	$64,879,668	$63,788,424	$59,781,516	$57,576,933	$56,259,934

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Years Ended
(Dollars in thousands, except per share data)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Interest income
Interest and fees on loans	$789,038	$794,163	$749,812	$710,341	$694,943	$3,043,354	$2,540,952
Mortgage loans held-for-sale	5,623	6,233	5,434	4,146	4,318	21,436	16,791
Interest-bearing deposits with banks	46,256	32,608	19,731	16,658	21,762	115,253	78,978
Federal funds sold and securities purchased under resale agreements	53	277	17	19	578	366	1,806
Investment securities	67,066	69,592	69,779	69,678	68,237	276,115	238,587
Trading account securities	6	11	13	18	15	48	41
Federal Home Loan Bank and Federal Reserve Bank stock	5,157	5,451	4,974	4,478	3,792	20,060	14,912
Brokerage customer receivables	302	269	219	175	203	965	1,047
Total interest income	913,501	908,604	849,979	805,513	793,848	3,477,597	2,893,114
Interest expense
Interest on deposits	346,388	362,019	335,703	299,532	285,390	1,343,642	906,470
Interest on Federal Home Loan Bank advances	26,050	26,254	24,797	22,048	18,316	99,149	72,286
Interest on other borrowings	7,519	9,013	8,700	9,248	9,557	34,480	35,280
Interest on subordinated notes	3,733	3,712	5,185	5,487	5,522	18,117	22,024
Interest on junior subordinated debentures	4,663	5,023	4,984	5,004	5,089	19,674	19,190
Total interest expense	388,353	406,021	379,369	341,319	323,874	1,515,062	1,055,250
Net interest income	525,148	502,583	470,610	464,194	469,974	1,962,535	1,837,864
Provision for credit losses	16,979	22,334	40,061	21,673	42,908	101,047	114,390
Net interest income after provision for credit losses	508,169	480,249	430,549	442,521	427,066	1,861,488	1,723,474
Non-interest income
Wealth management	38,775	37,224	35,413	34,815	33,275	146,227	130,607
Mortgage banking	20,452	15,974	29,124	27,663	7,433	93,213	83,073
Service charges on deposit accounts	18,864	16,430	15,546	14,811	14,522	65,651	55,250
(Losses) gains on investment securities, net	(2,835)	3,189	(4,282)	1,326	2,484	(2,602)	1,525
Fees from covered call options	2,305	988	2,056	4,847	4,679	10,196	21,863
Trading (losses) gains, net	(113)	(130)	70	677	(505)	504	1,142
Operating lease income, net	15,327	15,335	13,938	14,110	14,162	58,710	53,298
Other	20,676	24,137	29,282	42,331	24,779	116,426	87,348
Total non-interest income	113,451	113,147	121,147	140,580	100,829	488,325	434,106
Non-interest expense
Salaries and employee benefits	212,133	211,261	198,541	195,173	193,971	817,108	748,013
Software and equipment	34,258	31,574	29,231	27,731	27,779	122,794	104,632
Operating lease equipment	10,263	10,518	10,834	10,683	10,694	42,298	42,363
Occupancy, net	20,597	19,945	19,585	19,086	18,102	79,213	77,068
Data processing	10,957	9,984	9,503	9,292	8,892	39,736	38,800
Advertising and marketing	13,097	18,239	17,436	13,040	17,166	61,812	65,075
Professional fees	11,334	9,783	9,967	9,553	8,768	40,637	34,758
Amortization of other acquisition-related intangible assets	5,773	4,042	1,122	1,158	1,356	12,095	5,498
FDIC insurance	10,640	10,512	10,429	14,537	43,677	46,118	71,102
OREO expenses, net	397	(938)	(259)	392	(1,559)	(408)	(1,528)
Other	39,090	35,767	33,964	32,500	33,806	141,321	126,718
Total non-interest expense	368,539	360,687	340,353	333,145	362,652	1,402,724	1,312,499
Income before taxes	253,081	232,709	211,343	249,956	165,243	947,089	845,081
Income tax expense	67,719	62,708	58,955	62,662	41,763	252,044	222,455
Net income	$185,362	$170,001	$152,388	$187,294	$123,480	$695,045	$622,626
Preferred stock dividends	6,991	6,991	6,991	6,991	6,991	27,964	27,964
Net income applicable to common shares	$178,371	$163,010	$145,397	$180,303	$116,489	$667,081	$594,662
Net income per common share - Basic	$2.68	$2.51	$2.35	$2.93	$1.90	$10.47	$9.72
Net income per common share - Diluted	$2.63	$2.47	$2.32	$2.89	$1.87	$10.31	$9.58
Cash dividends declared per common share	$0.45	$0.45	$0.45	$0.45	$0.40	$1.80	$1.60
Weighted average common shares outstanding	66,491	64,888	61,839	61,481	61,236	63,685	61,149
Dilutive potential common shares	1,233	1,053	926	928	1,166	1,016	938
Average common shares and dilutive common shares	67,724	65,941	62,765	62,409	62,402	64,701	62,087

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2024 (1)	Dec 31, 2023
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. government agencies	$189,774	$314,693	$281,103	$193,064	$155,529	(158)%	22%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. government agencies	141,487	146,374	130,748	146,820	137,193	(13)	3
Total mortgage loans held-for-sale	$331,261	$461,067	$411,851	$339,884	$292,722	(112)%	13%

Core loans:
Commercial
Commercial and industrial	$6,861,735	$6,768,382	$6,226,336	$6,105,968	$5,804,629	5%	18%
Asset-based lending	1,611,001	1,709,685	1,465,867	1,355,255	1,433,250	(23)	12
Municipal	826,653	827,125	747,357	721,526	677,143	0	22
Leases	2,537,325	2,443,721	2,439,128	2,344,295	2,208,368	15	15
PPP loans	5,687	6,301	9,954	11,036	11,533	(39)	(51)
Commercial real estate
Residential construction	48,617	73,088	55,019	57,558	58,642	(133)	(17)
Commercial construction	2,065,775	1,984,240	1,866,701	1,748,607	1,729,937	16	19
Land	319,689	346,362	338,831	344,149	295,462	(31)	8
Office	1,656,109	1,675,286	1,585,312	1,566,748	1,455,417	(5)	14
Industrial	2,628,576	2,527,932	2,307,455	2,190,200	2,135,876	16	23
Retail	1,374,655	1,404,586	1,365,753	1,366,415	1,337,517	(8)	3
Multi-family	3,125,505	3,193,339	2,988,940	2,922,432	2,815,911	(8)	11
Mixed use and other	1,685,018	1,588,584	1,439,186	1,437,328	1,515,402	24	11
Home equity	445,028	427,043	356,313	340,349	343,976	17	29
Residential real estate
Residential real estate loans for investment	3,456,009	3,252,649	2,933,157	2,746,916	2,619,083	25	32
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. government agencies	114,985	92,355	88,503	90,911	92,780	97	24
Residential mortgage loans, early buy-out exercised loans guaranteed by U.S. government agencies	41,771	43,034	45,675	52,439	57,803	(12)	(28)
Total core loans	$28,804,138	$28,363,712	$26,259,487	$25,402,132	$24,592,729	6%	17%

Niche loans:
Commercial
Franchise	$1,268,521	$1,191,686	$1,150,460	$1,122,302	$1,092,532	26%	16%
Mortgage warehouse lines of credit	893,854	750,462	593,519	403,245	230,211	76	288
Community Advantage - homeowners association	525,446	501,645	491,722	475,832	452,734	19	16
Insurance agency lending	1,044,329	1,048,686	1,030,119	964,022	921,653	(2)	13
Premium Finance receivables
U.S. property & casualty insurance	6,447,625	6,253,271	6,142,654	6,113,993	5,983,103	12	8
Canada property & casualty insurance	824,417	878,410	958,099	826,026	920,426	(24)	(10)
Life insurance	8,147,145	7,996,899	7,962,115	7,872,033	7,877,943	7	3
Consumer and other	99,562	82,676	87,356	51,121	60,500	81	65
Total niche loans	$19,250,899	$18,703,735	$18,416,044	$17,828,574	$17,539,102	12%	10%

Total loans, net of unearned income	$48,055,037	$47,067,447	$44,675,531	$43,230,706	$42,131,831	8%	14%
(1)Annualized.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2024 (1)	Dec 31, 2023
Balance:
Non-interest-bearing	$11,410,018	$10,739,132	$10,031,440	$9,908,183	$10,420,401	25%	9%
NOW and interest-bearing demand deposits	5,865,546	5,466,932	5,053,909	5,720,947	5,797,649	29	1
Wealth management deposits (2)	1,469,064	1,303,354	1,490,711	1,347,817	1,614,499	51	(9)
Money market	17,975,191	17,713,726	16,320,017	15,617,717	15,149,215	6	19
Savings	6,372,499	6,183,249	5,882,179	5,959,774	5,790,334	12	10
Time certificates of deposit	9,420,031	9,998,573	9,270,770	7,894,420	6,625,072	(23)	42
Total deposits	$52,512,349	$51,404,966	$48,049,026	$46,448,858	$45,397,170	9%	16%
Mix:
Non-interest-bearing	22%	21%	21%	21%	23%
NOW and interest-bearing demand deposits	11	11	11	12	13
Wealth management deposits (2)	3	3	3	3	4
Money market	34	34	34	34	33
Savings	12	12	12	13	13
Time certificates of deposit	18	19	19	17	14
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), and trust and asset management customers of the Company.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of December 31, 2024

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit
1-3 months	$3,301,111	4.52%
4-6 months	3,743,113	4.31
7-9 months	1,422,013	3.87
10-12 months	595,058	3.48
13-18 months	129,136	2.93
19-24 months	55,456	2.52
24+ months	174,144	2.56
Total	$9,420,031	4.20%

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2024	2024	2024	2024	2023
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$3,934,016	$2,413,728	$1,485,481	$1,254,332	$1,682,176
Investment securities (2)	8,090,271	8,276,576	8,203,764	8,349,796	7,971,068
FHLB and FRB stock	271,825	263,707	253,614	230,648	204,593
Liquidity management assets (3)	$12,296,112	$10,954,011	$9,942,859	$9,834,776	$9,857,837
Other earning assets (3)(4)	20,528	17,542	15,257	15,081	14,821
Mortgage loans held-for-sale	378,707	376,251	347,236	290,275	279,569
Loans, net of unearned income (3)(5)	47,153,014	45,920,586	43,819,354	42,129,893	41,361,952
Total earning assets (3)	$59,848,361	$57,268,390	$54,124,706	$52,270,025	$51,514,179
Allowance for loan and investment security losses	(367,238)	(383,736)	(360,504)	(361,734)	(329,441)
Cash and due from banks	470,033	467,333	434,916	450,267	443,989
Other assets	3,642,949	3,563,296	3,294,066	3,244,137	3,388,348
Total assets	$63,594,105	$60,915,283	$57,493,184	$55,602,695	$55,017,075

NOW and interest-bearing demand deposits	$5,601,672	$5,174,673	$4,985,306	$5,680,265	$5,868,976
Wealth management deposits	1,430,163	1,362,747	1,531,865	1,510,203	1,704,099
Money market accounts	17,579,395	16,436,111	15,272,126	14,474,492	14,212,320
Savings accounts	6,288,727	6,096,746	5,878,844	5,792,118	5,676,155
Time deposits	9,702,948	9,598,109	8,546,172	7,148,456	6,645,980
Interest-bearing deposits	$40,602,905	$38,668,386	$36,214,313	$34,605,534	$34,107,530
Federal Home Loan Bank advances	3,160,658	3,178,973	3,096,920	2,728,849	2,326,073
Other borrowings	577,786	622,792	587,262	627,711	633,673
Subordinated notes	298,225	298,135	410,331	437,893	437,785
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	$44,893,140	$43,021,852	$40,562,392	$38,653,553	$37,758,627
Non-interest-bearing deposits	10,718,738	10,271,613	9,879,134	9,972,646	10,406,585
Other liabilities	1,563,824	1,631,389	1,601,485	1,536,039	1,785,667
Equity	6,418,403	5,990,429	5,450,173	5,440,457	5,066,196
Total liabilities and shareholders’ equity	$63,594,105	$60,915,283	$57,493,184	$55,602,695	$55,017,075

Net free funds/contribution (6)	$14,955,221	$14,246,538	$13,562,314	$13,616,472	$13,755,552
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)Other earning assets include brokerage customer receivables and trading account securities.
(5)Loans, net of unearned income, include non-accrual loans.
(6)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2024	2024	2024	2024	2023
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$46,308	$32,885	$19,748	$16,677	$22,340
Investment securities	67,783	70,260	70,346	70,228	68,812
FHLB and FRB stock	5,157	5,451	4,974	4,478	3,792
Liquidity management assets (1)	$119,248	$108,596	$95,068	$91,383	$94,944
Other earning assets (1)	310	282	235	198	222
Mortgage loans held-for-sale	5,623	6,233	5,434	4,146	4,318
Loans, net of unearned income (1)	791,390	796,637	752,117	712,587	697,093
Total interest income	$916,571	$911,748	$852,854	$808,314	$796,577

Interest expense:
NOW and interest-bearing demand deposits	$31,695	$30,971	$32,719	$34,896	$38,124
Wealth management deposits	9,412	10,158	10,294	10,461	12,076
Money market accounts	159,945	167,382	155,100	137,984	130,252
Savings accounts	38,402	42,892	41,063	39,071	36,463
Time deposits	106,934	110,616	96,527	77,120	68,475
Interest-bearing deposits	$346,388	$362,019	$335,703	$299,532	$285,390
Federal Home Loan Bank advances	26,050	26,254	24,797	22,048	18,316
Other borrowings	7,519	9,013	8,700	9,248	9,557
Subordinated notes	3,733	3,712	5,185	5,487	5,522
Junior subordinated debentures	4,663	5,023	4,984	5,004	5,089
Total interest expense	$388,353	$406,021	$379,369	$341,319	$323,874

Less: Fully taxable-equivalent adjustment	(3,070)	(3,144)	(2,875)	(2,801)	(2,729)
Net interest income (GAAP) (2)	525,148	502,583	470,610	464,194	469,974
Fully taxable-equivalent adjustment	3,070	3,144	2,875	2,801	2,729
Net interest income, fully taxable-equivalent (non-GAAP) (2)	$528,218	$505,727	$473,485	$466,995	$472,703
(1)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(2)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	4.68%	5.42%	5.35%	5.35%	5.27%
Investment securities	3.33	3.38	3.45	3.38	3.42
FHLB and FRB stock	7.55	8.22	7.89	7.81	7.35
Liquidity management assets	3.86%	3.94%	3.85%	3.74%	3.82%
Other earning assets	6.01	6.38	6.23	5.25	5.92
Mortgage loans held-for-sale	5.91	6.59	6.29	5.74	6.13
Loans, net of unearned income	6.68	6.90	6.90	6.80	6.69
Total earning assets	6.09%	6.33%	6.34%	6.22%	6.13%

Rate paid on:
NOW and interest-bearing demand deposits	2.25%	2.38%	2.64%	2.47%	2.58%
Wealth management deposits	2.62	2.97	2.70	2.79	2.81
Money market accounts	3.62	4.05	4.08	3.83	3.64
Savings accounts	2.43	2.80	2.81	2.71	2.55
Time deposits	4.38	4.58	4.54	4.34	4.09
Interest-bearing deposits	3.39%	3.72%	3.73%	3.48%	3.32%
Federal Home Loan Bank advances	3.28	3.29	3.22	3.25	3.12
Other borrowings	5.18	5.76	5.96	5.92	5.98
Subordinated notes	4.98	4.95	5.08	5.04	5.00
Junior subordinated debentures	7.32	7.88	7.91	7.94	7.96
Total interest-bearing liabilities	3.44%	3.75%	3.76%	3.55%	3.40%

Interest rate spread (1)(2)	2.65%	2.58%	2.58%	2.67%	2.73%
Less: Fully taxable-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.02)	(0.02)
Net free funds/contribution (3)	0.86	0.93	0.94	0.92	0.91
Net interest margin (GAAP) (2)	3.49%	3.49%	3.50%	3.57%	3.62%
Fully taxable-equivalent adjustment	0.02	0.02	0.02	0.02	0.02
Net interest margin, fully taxable-equivalent (non-GAAP) (2)	3.51%	3.51%	3.52%	3.59%	3.64%
(1)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(2)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: YEAR-TO-DATE AVERAGE BALANCES, AND NET INTEREST INCOME AND MARGIN

	Average Balance for twelve months ended,		Interest for twelve months ended,		Yield/Rate for twelve months ended,
(Dollars in thousands)	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024	Dec 31, 2023
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$2,276,818	$1,608,835	$115,618	$80,783	5.08%	5.02%
Investment securities (2)	8,229,846	7,721,661	278,617	240,837	3.39	3.12
FHLB and FRB stock	255,018	215,699	20,060	14,912	7.87	6.91
Liquidity management assets (3)(4)	$10,761,682	$9,546,195	$414,295	$336,532	3.85%	3.53%
Other earning assets (3)(4)(5)	17,113	17,129	1,025	1,098	5.99	6.41
Mortgage loans held-for-sale	348,278	294,421	21,436	16,791	6.15	5.70
Loans, net of unearned income (3)(4)(6)	44,765,445	40,324,472	3,052,731	2,548,779	6.82	6.32
Total earning assets (4)	$55,892,518	$50,182,217	$3,489,487	$2,903,200	6.24%	5.79%
Allowance for loan and investment security losses	(368,342)	(308,724)
Cash and due from banks	455,708	468,298
Other assets	3,437,025	3,187,715
Total assets	$59,416,909	$53,529,506

NOW and interest-bearing demand deposits	$5,360,630	$5,626,277	$130,281	$122,074	2.43%	2.17%
Wealth management deposits	1,458,404	1,730,523	40,324	42,782	2.76	2.47
Money market accounts	15,946,363	13,665,248	620,411	429,900	3.89	3.15
Savings accounts	6,015,085	5,299,205	161,429	109,666	2.68	2.07
Time deposits	8,753,848	5,952,537	391,197	202,048	4.47	3.39
Interest-bearing deposits	$37,534,330	$32,273,790	$1,343,642	$906,470	3.58%	2.81%
Federal Home Loan Bank advances	3,042,052	2,316,722	99,149	72,287	3.26	3.12
Other borrowings	603,868	630,115	34,480	35,280	5.71	5.60
Subordinated notes	360,802	437,604	18,117	22,023	5.02	5.03
Junior subordinated debentures	253,566	253,566	19,674	19,190	7.76	7.57
Total interest-bearing liabilities	$41,794,618	$35,911,797	$1,515,062	$1,055,250	3.63%	2.94%
Non-interest-bearing deposits	10,212,088	11,018,596
Other liabilities	1,583,263	1,575,960
Equity	5,826,940	5,023,153
Total liabilities and shareholders’ equity	$59,416,909	$53,529,506
Interest rate spread (4)(7)					2.61%	2.85%
Less: Fully taxable-equivalent adjustment			(11,890)	(10,086)	(0.02)	(0.02)
Net free funds/contribution (8)	$14,097,900	$14,270,420			0.92	0.83
Net interest income/margin (GAAP) (4)			$1,962,535	$1,837,864	3.51%	3.66%
Fully taxable-equivalent adjustment			11,890	10,086	0.02	0.02
Net interest income/margin, fully taxable-equivalent (non-GAAP) (4)			$1,974,425	$1,847,950	3.53%	3.68%
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(4)See Table 18: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(5)Other earning assets include brokerage customer receivables and trading account securities.
(6)Loans, net of unearned income, include non-accrual loans.
(7)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(8)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 8: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases and decreases of 100 and 200 basis points as compared to projected net interest income in a scenario with no assumed rate changes. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Dec 31, 2024	(1.6)%	(0.6)%	(0.3)%	(1.5)%
Sep 30, 2024	1.2	1.1	0.4	(0.9)
Jun 30, 2024	1.5	1.0	0.6	(0.0)
Mar 31, 2024	1.9	1.4	1.5	1.6
Dec 31, 2023	2.6	1.8	0.4	(0.7)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Dec 31, 2024	(0.2)%	0.0%	0.0%	(0.3)%
Sep 30, 2024	1.6	1.2	0.7	0.5
Jun 30, 2024	1.2	1.0	0.9	1.0
Mar 31, 2024	0.8	0.6	1.3	2.0
Dec 31, 2023	1.6	1.2	(0.3)	(1.5)

As shown above, the magnitude of potential changes in net interest income in various interest rate scenarios has continued to remain relatively neutral. As the current interest rate cycle progressed, management took action to reposition its sensitivity to interest rates. To this end, management has executed various derivative instruments including collars and receive fixed swaps to hedge variable rate loan exposures and originated a higher percentage of its loan originations in longer term fixed rate loans. The Company will continue to monitor current and projected interest rates and may execute additional derivatives to mitigate potential fluctuations in the net interest margin in future periods.

TABLE 9: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or contractual maturity period
As of December 31, 2024	One year or less	From one to five years	From five to fifteen years	After fifteen years	Total
(In thousands)
Commercial
Fixed rate	$419,733	$3,452,609	$2,001,276	$26,914	$5,900,532
Variable rate	9,673,183	836	—	—	9,674,019
Total commercial	$10,092,916	$3,453,445	$2,001,276	$26,914	$15,574,551
Commercial real estate
Fixed rate	$611,473	$2,842,450	$389,550	$60,813	$3,904,286
Variable rate	8,987,087	12,504	67	—	8,999,658
Total commercial real estate	$9,598,560	$2,854,954	$389,617	$60,813	$12,903,944
Home equity
Fixed rate	$9,106	$1,138	$—	$20	$10,264
Variable rate	434,764	—	—	—	434,764
Total home equity	$443,870	$1,138	$—	$20	$445,028
Residential real estate
Fixed rate	$12,157	$4,594	$76,321	$1,093,139	$1,186,211
Variable rate	90,855	584,092	1,751,607	—	2,426,554
Total residential real estate	$103,012	$588,686	$1,827,928	$1,093,139	$3,612,765
Premium finance receivables - property & casualty
Fixed rate	$7,179,672	$92,370	$—	$—	$7,272,042
Variable rate	—	—	—	—	—
Total premium finance receivables - property & casualty	$7,179,672	$92,370	$—	$—	$7,272,042
Premium finance receivables - life insurance
Fixed rate	$271,528	$318,470	$4,000	$4,451	$598,449
Variable rate	7,548,696	—	—	—	7,548,696
Total premium finance receivables - life insurance	$7,820,224	$318,470	$4,000	$4,451	$8,147,145
Consumer and other
Fixed rate	$32,507	$7,587	$927	$920	$41,941
Variable rate	57,621	—	—	—	57,621
Total consumer and other	$90,128	$7,587	$927	$920	$99,562

Total per category
Fixed rate	$8,536,176	$6,719,218	$2,472,074	$1,186,257	$18,913,725
Variable rate	26,792,206	597,432	1,751,674	—	29,141,312
Total loans, net of unearned income	$35,328,382	$7,316,650	$4,223,748	$1,186,257	$48,055,037
Less: Existing cash flow hedging derivatives (1)	(6,700,000)
Total loans repricing or maturing in one year or less, adjusted for cash flow hedging activity	$28,628,382

Variable Rate Loan Pricing by Index:
SOFR tenors (2)					$18,029,528
12- month CMT (3)					6,355,203
Prime					3,388,920
Fed Funds					886,812
Other U.S. Treasury tenors					190,576
Other					290,273
Total variable rate					$29,141,312
(1)Excludes cash flow hedges with future effective starting dates.
(2)SOFR - Secured Overnight Financing Rate.
(3)CMT - Constant Maturity Treasury Rate.

12M CMT
1M SOFR
PRIME
SOFR & CMT
PRIME
7.00
6.50
6.00
5.50
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
9.00
8.00
7.00
6.00
5.00
4.00
3.00
2.00
1.00
0.00
12/31/23
1/31/24
2/29/24
3/31/24
4/30/24
5/31/24
6/30/24
7/31/24
8/31/24
9/30/24
10/31/24
11/30/24
12/31/24

| | 12/31/2023 | 1/31/2024 | 2/29/2024 | 3/31/2024 | 4/30/2024 | 5/31/2024 | 6/30/2024 | 7/31/2024 | 8/31/2024 | 9/30/2024 | 10/31/2024 | 11/30/2024 | 12/31/2024 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| **1M SOFR** | 5.35 | 5.33 | 5.32 | 5.33 | 5.32 | 5.33 | 5.34 | 5.34 | 5.20 | 4.85 | 4.66 | 4.53 | 4.33 |
| **12M CMT** | 4.79 | 4.73 | 5.01 | 5.03 | 5.25 | 5.18 | 5.09 | 4.73 | 4.38 | 3.98 | 4.27 | 4.30 | 4.16 |
| **Prime** | 8.50 | 8.50 | 8.50 | 8.50 | 8.50 | 8.50 | 8.50 | 8.50 | 8.50 | 8.00 | 8.00 | 7.75 | 7.50 |

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to SOFR and CMT indices which, as shown in the table above, do not mirror the same changes as the Prime rate which has historically moved when the Federal Reserve raises or lowers interest rates. Specifically, the Company has variable rate loans of $14.9 billion tied to one-month SOFR and $6.4 billion tied to twelve-month CMT. The above chart shows:

	Basis Point (bp) Change in
	1-month SOFR		12- month CMT		Prime
Fourth Quarter 2024	(52)	bps	18	bps	(50)	bps
Third Quarter 2024	(49)		(111)		(50)
Second Quarter 2024	1		6		0
First Quarter 2024	(2)		24		0
Fourth Quarter 2023	3		(67)		0

TABLE 10: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2024	2024	2024	2024	2023	2024	2023
Allowance for credit losses at beginning of period	$436,193	$437,560	$427,504	$427,612	$399,531	$427,612	$357,936
Cumulative effect adjustment from the adoption of ASU 2022-02	—	—	—	—	—	—	741
Provision for credit losses - Other	16,979	6,787	40,061	21,673	42,908	85,500	114,390
Provision for credit losses - Day 1 on non-PCD assets acquired during the period	—	15,547	—	—	—	15,547	—
Initial allowance for credit losses recognized on PCD assets acquired during the period	—	3,004	—	—	—	3,004	—
Other adjustments	(187)	30	(19)	(31)	62	(207)	47
Charge-offs:
Commercial	5,090	22,975	9,584	11,215	5,114	48,864	15,713
Commercial real estate	1,037	95	15,526	5,469	5,386	22,127	15,228
Home equity	—	—	—	74	—	74	227
Residential real estate	114	—	23	38	114	175	192
Premium finance receivables - property & casualty	13,301	7,790	9,486	6,938	6,706	37,515	21,684
Premium finance receivables - life insurance	—	4	—	—	—	4	173
Consumer and other	189	154	137	107	148	587	595
Total charge-offs	19,731	31,018	34,756	23,841	17,468	109,346	53,812
Recoveries:
Commercial	775	649	950	479	592	2,853	2,651
Commercial real estate	172	30	90	31	92	323	460
Home equity	194	101	35	29	34	359	139
Residential real estate	0	5	8	2	10	15	21
Premium finance receivables - property & casualty	2,646	3,436	3,658	1,519	1,820	11,259	4,930
Premium finance receivables - life insurance	—	41	5	8	7	54	16
Consumer and other	19	21	24	23	24	87	93
Total recoveries	3,806	4,283	4,770	2,091	2,579	14,950	8,310
Net charge-offs	(15,925)	(26,735)	(29,986)	(21,750)	(14,889)	(94,396)	(45,502)
Allowance for credit losses at period end	$437,060	$436,193	$437,560	$427,504	$427,612	$437,060	$427,612

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.11%	0.61%	0.25%	0.33%	0.14%	0.33%	0.10%
Commercial real estate	0.03	0.00	0.53	0.19	0.19	0.18	0.14
Home equity	(0.18)	(0.10)	(0.04)	0.05	(0.04)	(0.07)	0.03
Residential real estate	0.01	0.00	0.00	0.01	0.02	0.01	0.01
Premium finance receivables - property & casualty	0.59	0.24	0.33	0.32	0.29	0.37	0.27
Premium finance receivables - life insurance	—	(0.00)	(0.00)	(0.00)	(0.00)	(0.00)	0.00
Consumer and other	0.63	0.63	0.56	0.42	0.58	0.57	0.60
Total loans, net of unearned income	0.13%	0.23%	0.28%	0.21%	0.14%	0.21	0.11%

Loans at period end	$48,055,037	$47,067,447	$44,675,531	$43,230,706	$42,131,831
Allowance for loan losses as a percentage of loans at period end	0.76%	0.77%	0.81%	0.81%	0.82%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.91	0.93	0.98	0.99	1.01

TABLE 11: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands)	2024	2024	2024	2024	2023	2024	2023
Provision for loan losses - Other	$19,852	$6,782	$45,111	$26,159	$44,023	$97,904	$118,776
Provision for credit losses - Day 1 on non-PCD assets acquired during the period	—	15,547	—	—	—	15,547	—
Provision for unfunded lending-related commitments losses - Other	(2,851)	17	(5,212)	(4,468)	(1,081)	(12,514)	(4,245)
Provision for held-to-maturity securities losses	(22)	(12)	162	(18)	(34)	110	(141)
Provision for credit losses	$16,979	$22,334	$40,061	$21,673	$42,908	$101,047	$114,390

Allowance for loan losses	$364,017	$360,279	$363,719	$348,612	$344,235
Allowance for unfunded lending-related commitments losses	72,586	75,435	73,350	78,563	83,030
Allowance for loan losses and unfunded lending-related commitments losses	436,603	435,714	437,069	427,175	427,265
Allowance for held-to-maturity securities losses	457	479	491	329	347
Allowance for credit losses	$437,060	$436,193	$437,560	$427,504	$427,612

TABLE 12: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of December 31, 2024, September 30, 2024 and June 30, 2024.

	As of Dec 31, 2024			As of Sep 30, 2024			As of Jun 30, 2024
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial:
Commercial, industrial and other	$15,574,551	$175,837	1.13%	$15,247,693	$171,598	1.13%	$14,154,462	$181,991	1.29%
Commercial real estate:
Construction and development	2,434,081	87,236	3.58	2,403,690	97,949	4.07	2,260,551	93,154	4.12
Non-construction	10,469,863	135,620	1.30	10,389,727	133,195	1.28	9,686,646	130,574	1.35
Home equity	445,028	8,943	2.01	427,043	8,823	2.07	356,313	7,242	2.03
Residential real estate	3,612,765	10,335	0.29	3,388,038	9,745	0.29	3,067,335	8,773	0.29
Premium finance receivables
Property and casualty insurance	7,272,042	17,111	0.24	7,131,681	13,045	0.18	7,100,753	14,053	0.20
Life insurance	8,147,145	709	0.01	7,996,899	698	0.01	7,962,115	693	0.01
Consumer and other	99,562	812	0.82	82,676	661	0.80	87,356	589	0.67
Total loans, net of unearned income	$48,055,037	$436,603	0.91%	$47,067,447	$435,714	0.93%	$44,675,531	$437,069	0.98%

Total core loans (1)	$28,804,138	$392,319	1.36%	$28,363,712	$396,394	1.40%	$26,259,487	$398,494	1.52%
Total niche loans (1)	19,250,899	44,284	0.23	18,703,735	39,320	0.21	18,416,044	38,575	0.21

(1)See Table 1 for additional detail on core and niche loans.

TABLE 13: LOAN PORTFOLIO AGING

(In thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Loan Balances:
Commercial
Nonaccrual	$73,490	$63,826	$51,087	$31,740	$38,940
90+ days and still accruing	104	20	304	27	98
60-89 days past due	54,844	32,560	16,485	30,248	19,488
30-59 days past due	92,551	46,057	36,358	77,715	85,743
Current	15,353,562	15,105,230	14,050,228	13,363,751	12,687,784
Total commercial	$15,574,551	$15,247,693	$14,154,462	$13,503,481	$12,832,053
Commercial real estate
Nonaccrual	$21,042	$42,071	$48,289	$39,262	$35,459
90+ days and still accruing	—	225	—	—	—
60-89 days past due	10,521	13,439	6,555	16,713	8,515
30-59 days past due	30,766	48,346	38,065	32,998	20,634
Current	12,841,615	12,689,336	11,854,288	11,544,464	11,279,556
Total commercial real estate	$12,903,944	$12,793,417	$11,947,197	$11,633,437	$11,344,164
Home equity
Nonaccrual	$1,117	$1,122	$1,100	$838	$1,341
90+ days and still accruing	—	—	—	—	—
60-89 days past due	1,233	1,035	275	212	62
30-59 days past due	2,148	2,580	1,229	1,617	2,263
Current	440,530	422,306	353,709	337,682	340,310
Total home equity	$445,028	$427,043	$356,313	$340,349	$343,976
Residential real estate
Early buy-out loans guaranteed by U.S. government agencies (1)	$156,756	$135,389	$134,178	$143,350	$150,583
Nonaccrual	23,762	17,959	18,198	17,901	15,391
90+ days and still accruing	—	—	—	—	—
60-89 days past due	5,708	6,364	1,977	—	2,325
30-59 days past due	18,917	2,160	130	24,523	22,942
Current	3,407,622	3,226,166	2,912,852	2,704,492	2,578,425
Total residential real estate	$3,612,765	$3,388,038	$3,067,335	$2,890,266	$2,769,666
Premium finance receivables - property & casualty
Nonaccrual	$28,797	$36,079	$32,722	$32,648	$27,590
90+ days and still accruing	16,031	18,235	22,427	25,877	20,135
60-89 days past due	19,042	18,740	29,925	15,274	23,236
30-59 days past due	68,219	30,204	45,927	59,729	50,437
Current	7,139,953	7,028,423	6,969,752	6,806,491	6,782,131
Total Premium finance receivables - property & casualty	$7,272,042	$7,131,681	$7,100,753	$6,940,019	$6,903,529
Premium finance receivables - life insurance
Nonaccrual	$6,431	$—	$—	$—	$—
90+ days and still accruing	—	—	—	—	—
60-89 days past due	72,963	10,902	4,118	32,482	16,206
30-59 days past due	36,405	74,432	17,693	100,137	45,464
Current	8,031,346	7,911,565	7,940,304	7,739,414	7,816,273
Total Premium finance receivables - life insurance	$8,147,145	$7,996,899	$7,962,115	$7,872,033	$7,877,943
Consumer and other
Nonaccrual	$2	$2	$3	$19	$22
90+ days and still accruing	47	148	121	47	54
60-89 days past due	59	22	81	16	25
30-59 days past due	882	264	366	210	165
Current	98,572	82,240	86,785	50,829	60,234
Total consumer and other	$99,562	$82,676	$87,356	$51,121	$60,500
Total loans, net of unearned income
Early buy-out loans guaranteed by U.S. government agencies (1)	$156,756	$135,389	$134,178	$143,350	$150,583
Nonaccrual	154,641	161,059	151,399	122,408	118,743
90+ days and still accruing	16,182	18,628	22,852	25,951	20,287
60-89 days past due	164,370	83,062	59,416	94,945	69,857
30-59 days past due	249,888	204,043	139,768	296,929	227,648
Current	47,313,200	46,465,266	44,167,918	42,547,123	41,544,713
Total loans, net of unearned income	$48,055,037	$47,067,447	$44,675,531	$43,230,706	$42,131,831
(1)Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

TABLE 14: NON-PERFORMING ASSETS(1)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2024	2024	2024	2024	2023
Loans past due greater than 90 days and still accruing:
Commercial	$104	$20	$304	$27	$98
Commercial real estate	—	225	—	—	—
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables - property & casualty	16,031	18,235	22,427	25,877	20,135
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	47	148	121	47	54
Total loans past due greater than 90 days and still accruing	16,182	18,628	22,852	25,951	20,287
Non-accrual loans:
Commercial	73,490	63,826	51,087	31,740	38,940
Commercial real estate	21,042	42,071	48,289	39,262	35,459
Home equity	1,117	1,122	1,100	838	1,341
Residential real estate	23,762	17,959	18,198	17,901	15,391
Premium finance receivables - property & casualty	28,797	36,079	32,722	32,648	27,590
Premium finance receivables - life insurance	6,431	—	—	—	—
Consumer and other	2	2	3	19	22
Total non-accrual loans	154,641	161,059	151,399	122,408	118,743
Total non-performing loans:
Commercial	73,594	63,846	51,391	31,767	39,038
Commercial real estate	21,042	42,296	48,289	39,262	35,459
Home equity	1,117	1,122	1,100	838	1,341
Residential real estate	23,762	17,959	18,198	17,901	15,391
Premium finance receivables - property & casualty	44,828	54,314	55,149	58,525	47,725
Premium finance receivables - life insurance	6,431	—	—	—	—
Consumer and other	49	150	124	66	76
Total non-performing loans	$170,823	$179,687	$174,251	$148,359	$139,030
Other real estate owned	23,116	13,682	19,731	14,538	13,309
Total non-performing assets	$193,939	$193,369	$193,982	$162,897	$152,339
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.47%	0.42%	0.36%	0.24%	0.30%
Commercial real estate	0.16	0.33	0.40	0.34	0.31
Home equity	0.25	0.26	0.31	0.25	0.39
Residential real estate	0.66	0.53	0.59	0.62	0.56
Premium finance receivables - property & casualty	0.62	0.76	0.78	0.84	0.69
Premium finance receivables - life insurance	0.08	—	—	—	—
Consumer and other	0.05	0.18	0.14	0.13	0.13
Total loans, net of unearned income	0.36%	0.38%	0.39%	0.34%	0.33%
Total non-performing assets as a percentage of total assets	0.30%	0.30%	0.32%	0.28%	0.27%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	282.33%	270.53%	288.69%	348.98%	359.82%

(1)Excludes early buy-out loans guaranteed by U.S. government agencies. Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

Non-performing Loans Rollforward, excluding early buy-out loans guaranteed by U.S. government agencies

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands)	2024	2024	2024	2024	2023	2024	2023

Balance at beginning of period	$179,687	$174,251	$148,359	$139,030	$133,101	$139,030	$100,697
Additions from becoming non-performing in the respective period	30,931	42,335	54,376	23,142	59,010	150,784	123,377
Additions from assets acquired in the respective period	—	189	—	—	—	189	—
Return to performing status	(1,108)	(362)	(912)	(490)	(24,469)	(2,872)	(27,011)
Payments received	(12,219)	(10,894)	(9,611)	(8,336)	(10,000)	(41,060)	(34,063)
Transfer to OREO and other repossessed assets	(17,897)	(3,680)	(6,945)	(1,381)	(2,623)	(29,903)	(8,252)
Charge-offs, net	(5,612)	(21,211)	(7,673)	(14,810)	(9,480)	(49,306)	(16,346)
Net change for premium finance receivables	(2,959)	(941)	(3,343)	11,204	(6,509)	3,961	628
Balance at end of period	$170,823	$179,687	$174,251	$148,359	$139,030	$170,823	$139,030

Other Real Estate Owned

	Three Months Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2024	2024	2024	2024	2023
Balance at beginning of period	$13,682	$19,731	$14,538	$13,309	$14,060
Disposals/resolved	(8,545)	(9,729)	(1,752)	—	(3,416)
Transfers in at fair value, less costs to sell	17,979	3,680	6,945	1,436	2,665
Fair value adjustments	—	—	—	(207)	—
Balance at end of period	$23,116	$13,682	$19,731	$14,538	$13,309

	Period End
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Balance by Property Type:	2024	2024	2024	2024	2023
Residential real estate	$—	$—	$161	$1,146	$720
Commercial real estate	23,116	13,682	19,570	13,392	12,589
Total	$23,116	$13,682	$19,731	$14,538	$13,309

TABLE 15: NON-INTEREST INCOME

	Three Months Ended					Q4 2024 compared to Q3 2024		Q4 2024 compared to Q4 2023
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2024	2024	2024	2024	2023	$ Change	% Change	$ Change	% Change
Brokerage	$5,328	$6,139	$5,588	$5,556	$5,349	$(811)	(13)%	$(21)	—%
Trust and asset management	33,447	31,085	29,825	29,259	27,926	2,362	8	5,521	20
Total wealth management	38,775	37,224	35,413	34,815	33,275	1,551	4	5,500	17
Mortgage banking	20,452	15,974	29,124	27,663	7,433	4,478	28	13,019	175
Service charges on deposit accounts	18,864	16,430	15,546	14,811	14,522	2,434	15	4,342	30
(Losses) gains on investment securities, net	(2,835)	3,189	(4,282)	1,326	2,484	(6,024)	NM	(5,319)	NM
Fees from covered call options	2,305	988	2,056	4,847	4,679	1,317	NM	(2,374)	(51)
Trading (losses) gains, net	(113)	(130)	70	677	(505)	17	(13)	392	(78)
Operating lease income, net	15,327	15,335	13,938	14,110	14,162	(8)	(0)	1,165	8
Other:
Interest rate swap fees	3,360	2,914	3,392	2,828	4,021	446	15	(661)	(16)
BOLI	1,236	1,517	1,351	1,651	1,747	(281)	(19)	(511)	(29)
Administrative services	1,347	1,450	1,322	1,217	1,329	(103)	(7)	18	1
Foreign currency remeasurement (losses) gains	(682)	696	(145)	(1,171)	1,150	(1,378)	NM	(1,832)	NM
Changes in fair value on EBOs and loans held-for-investment	129	518	604	(439)	1,556	(389)	(75)	(1,427)	(92)
Early pay-offs of capital leases	514	532	393	430	157	(18)	(3)	357	NM
Miscellaneous	14,772	16,510	22,365	37,815	14,819	(1,738)	(11)	(47)	(0)
Total Other	20,676	24,137	29,282	42,331	24,779	(3,461)	(14)	(4,103)	(17)
Total Non-Interest Income	$113,451	$113,147	$121,147	$140,580	$100,829	$304	0%	$12,622	13%

	Years Ended
	Dec 31,	Dec 31,	$	%
(Dollars in thousands)	2024	2023	Change	Change
Brokerage	$22,611	$18,645	$3,966	21%
Trust and asset management	123,616	111,962	11,654	10
Total wealth management	146,227	130,607	15,620	12
Mortgage banking	93,213	83,073	10,140	12
Service charges on deposit accounts	65,651	55,250	10,401	19
(Losses) gains on investment securities, net	(2,602)	1,525	(4,127)	NM
Fees from covered call options	10,196	21,863	(11,667)	(53)
Trading gains, net	504	1,142	(638)	(56)
Operating lease income, net	58,710	53,298	5,412	10
Other:
Interest rate swap fees	12,494	12,251	243	2
BOLI	5,755	5,149	606	12
Administrative services	5,336	5,599	(263)	(5)
Foreign currency remeasurement (losses) gains	(1,302)	1,059	(2,361)	NM
Changes in fair value on EBOs and loans held-for-investment	812	1,521	(709)	(47)
Early pay-offs of capital leases	1,869	1,184	685	58
Miscellaneous	91,462	60,585	30,877	51
Total Other	116,426	87,348	29,078	33
Total Non-Interest Income	$488,325	$434,106	$54,219	12%
NM - Not meaningful.
BOLI - Bank-owned life insurance.

TABLE 16: MORTGAGE BANKING

	Three Months Ended
(Dollars in thousands)	Dec 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Originations:
Retail originations	$483,424	$527,408	$544,394	$331,504	$315,637
Veterans First originations	176,914	239,369	177,792	144,109	123,564
Total originations for sale (A)	$660,338	$766,777	$722,186	$475,613	$439,201
Originations for investment	355,119	218,984	275,331	169,246	124,974
Total originations	$1,015,457	$985,761	$997,517	$644,859	$564,175
As a percentage of originations for sale:
Retail originations	73%	69%	75%	70%	72%
Veterans First originations	27	31	25	30	28
Purchases	65%	72%	83%	75%	85%
Refinances	35	28	17	25	15
Production Margin:
Production revenue (B) (1)	$6,993	$13,113	$14,990	$13,435	$6,798
Total originations for sale (A)	$660,338	$766,777	$722,186	$475,613	$439,201
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	103,946	272,072	222,738	207,775	119,624
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	272,072	222,738	207,775	119,624	150,713
Total mortgage production volume (C)	$492,212	$816,111	$737,149	$563,764	$408,112
Production margin (B / C)	1.42%	1.61%	2.03%	2.38%	1.67%
Mortgage Servicing:
Loans serviced for others (D)	$12,400,913	$12,253,361	$12,211,027	$12,051,392	$12,007,165
MSRs, at fair value (E)	203,788	186,308	204,610	201,044	192,456
Percentage of MSRs to loans serviced for others (E / D)	1.64%	1.52%	1.68%	1.67%	1.60%
Servicing income	$10,731	$10,809	$10,586	$10,498	$10,286
MSR Fair Value Asset Activity
MSR - FV at Beginning of Period	$186,308	$204,610	$201,044	$192,456	$210,524
MSR - current period rights sold	—	—	—	—	—
MSR - current period capitalization	10,010	6,357	8,223	5,379	5,077
MSR - collection of expected cash flows - paydowns	(1,463)	(1,598)	(1,504)	(1,444)	(1,572)
MSR - collection of expected cash flows - payoffs and repurchases	(4,315)	(5,730)	(4,030)	(2,942)	(1,939)
MSR - changes in fair value model assumptions	13,248	(17,331)	877	7,595	(19,634)
MSR Fair Value at end of period	$203,788	$186,308	$204,610	$201,044	$192,456
Summary of Mortgage Banking Revenue Operational:
Production revenue (1)	$6,993	$13,113	$14,990	$13,435	$6,798
MSR - Current period capitalization	10,010	6,357	8,223	5,379	5,077
MSR - Collection of expected cash flows - paydowns	(1,463)	(1,598)	(1,504)	(1,444)	(1,572)
MSR - Collection of expected cash flows - pay offs	(4,315)	(5,730)	(4,030)	(2,942)	(1,939)
Servicing Income	10,731	10,809	10,586	10,498	10,286
Other Revenue	(51)	(67)	112	(91)	20
Total operational mortgage banking revenue	$21,905	$22,884	$28,377	$24,835	$18,670
Fair Value:
MSR - changes in fair value model assumptions	$13,248	$(17,331)	$877	$7,595	$(19,634)
Gain (loss) on derivative contract held as an economic hedge, net	(11,452)	6,892	(772)	(2,577)	3,541
Changes in FV on early buy-out loans guaranteed by US Govt (HFS)	(3,249)	3,529	642	(2,190)	4,856
Total fair value mortgage banking revenue	$(1,453)	$(6,910)	$747	$2,828	$(11,237)
Total mortgage banking revenue	$20,452	$15,974	$29,124	$27,663	$7,433
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

	Years Ended
(Dollars in thousands)	Dec 31, 2024	Dec 31, 2023
Originations:
Retail originations	$1,886,730	$1,387,423
Veterans First originations	738,184	574,782
Total originations for sale (A)	$2,624,914	$1,962,205
Originations for investment	1,018,680	578,571
Total originations	$3,643,594	$2,540,776
As a percentage of originations for sale:
Retail originations	72%	71%
Veterans First originations	28	29
Purchases	75%	83%
Refinances	25	17
Production Margin:
Production revenue (B) (1)	$48,531	$41,031
Total originations for sale (A)	$2,624,914	$1,962,205
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	103,946	119,624
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	119,624	113,303
Total mortgage production volume (C)	$2,609,236	$1,968,526
Production margin (B / C)	1.86%	2.08%
Mortgage Servicing:
Loans serviced for others (D)	$12,400,913	$12,007,165
MSRs, at fair value (E)	203,788	192,456
Percentage of MSRs to loans serviced for others (E / D)	1.64%	1.60%
Servicing income	$42,624	$43,563
MSR Fair Value Asset Activity
MSR - FV at Beginning of Period	$192,456	$230,225
MSR - current period rights sold	—	(30,170)
MSR - current period capitalization	29,969	28,610
MSR - collection of expected cash flows - paydowns	(6,009)	(6,284)
MSR - collection of expected cash flows - payoffs and repurchases	(17,017)	(10,776)
MSR - changes in fair value model assumptions	4,389	(19,149)
MSR Fair Value at end of period	$203,788	$192,456
Summary of Mortgage Banking Revenue: Operational
Production revenue (1)	$48,531	$41,031
MSR - Current period capitalization	29,969	28,610
MSR - Collection of expected cash flows - paydowns	(6,009)	(6,284)
MSR - Collection of expected cash flows - pay offs	(17,017)	(10,776)
Servicing Income	42,624	43,563
Other Revenue	(97)	384
Total operational mortgage banking revenue	$98,001	$96,528
Fair Value:
MSR - changes in fair value model assumptions	$4,389	$(19,149)
Gain (loss) on derivative contract held as an economic hedge, net	(7,909)	1,280
Changes in FV on early buy-out loans guaranteed by US Govt (HFS)	(1,268)	4,414
Total fair value mortgage banking revenue	$(4,788)	$(13,455)
Total mortgage banking revenue	$93,213	$83,073
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

TABLE 17: NON-INTEREST EXPENSE

	Three Months Ended					Q4 2024 compared to Q3 2024		Q4 2024 compared to Q4 2023
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2024	2024	2024	2024	2023	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$120,969	$118,971	$113,860	$112,172	$111,484	$1,998	2%	$9,485	9%
Commissions and incentive compensation	54,792	57,575	52,151	51,001	48,974	(2,783)	(5)	5,818	12
Benefits	36,372	34,715	32,530	32,000	33,513	1,657	5	2,859	9
Total salaries and employee benefits	212,133	211,261	198,541	195,173	193,971	872	0	18,162	9
Software and equipment	34,258	31,574	29,231	27,731	27,779	2,684	9	6,479	23
Operating lease equipment	10,263	10,518	10,834	10,683	10,694	(255)	(2)	(431)	(4)
Occupancy, net	20,597	19,945	19,585	19,086	18,102	652	3	2,495	14
Data processing	10,957	9,984	9,503	9,292	8,892	973	10	2,065	23
Advertising and marketing	13,097	18,239	17,436	13,040	17,166	(5,142)	(28)	(4,069)	(24)
Professional fees	11,334	9,783	9,967	9,553	8,768	1,551	16	2,566	29
Amortization of other acquisition-related intangible assets	5,773	4,042	1,122	1,158	1,356	1,731	43	4,417	NM
FDIC insurance	10,640	10,512	10,429	9,381	9,303	128	1	1,337	14
FDIC insurance - special assessment	—	—	—	5,156	34,374	—	—	(34,374)	NM
OREO expense, net	397	(938)	(259)	392	(1,559)	1,335	NM	1,956	NM
Other:
Lending expenses, net of deferred origination costs	6,448	4,995	5,335	5,078	5,330	1,453	29	1,118	21
Travel and entertainment	8,140	5,364	5,340	4,597	5,754	2,776	52	2,386	41
Miscellaneous	24,502	25,408	23,289	22,825	22,722	(906)	(4)	1,780	8
Total other	39,090	35,767	33,964	32,500	33,806	3,323	9	5,284	16
Total Non-Interest Expense	$368,539	$360,687	$340,353	$333,145	$362,652	$7,852	2%	$5,887	2%

	Years Ended
	Dec 31,	Dec 31,	$	%
(Dollars in thousands)	2024	2023	Change	Change
Salaries and employee benefits:
Salaries	$465,972	$438,812	$27,160	6%
Commissions and incentive compensation	215,519	182,101	33,418	18
Benefits	135,617	127,100	8,517	7
Total salaries and employee benefits	817,108	748,013	69,095	9
Software and equipment	122,794	104,632	18,162	17
Operating lease equipment	42,298	42,363	(65)	0
Occupancy, net	79,213	77,068	2,145	3
Data processing	39,736	38,800	936	2
Advertising and marketing	61,812	65,075	(3,263)	(5)
Professional fees	40,637	34,758	5,879	17
Amortization of other acquisition-related intangible assets	12,095	5,498	6,597	NM
FDIC insurance	40,962	36,728	4,234	12
FDIC insurance - special assessment	5,156	34,374	(29,218)	(85)
OREO expense, net	(408)	(1,528)	1,120	(73)
Other:
Lending expenses, net of deferred origination costs	21,856	21,096	760	4
Travel and entertainment	23,441	21,194	2,247	11
Miscellaneous	96,024	84,428	11,596	14
Total other	141,321	126,718	14,603	12
Total Non-Interest Expense	$1,402,724	$1,312,499	$90,225	7%
NM - Not meaningful.

TABLE 18: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, and pre-tax income, excluding provision for credit losses. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a fully taxable-equivalent basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, as a useful measurement of the Company’s core net income.

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars and shares in thousands)	2024	2024	2024	2024	2023	2024	2023
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$913,501	$908,604	$849,979	$805,513	$793,848	$3,477,597	$2,893,114
Taxable-equivalent adjustment:
- Loans	2,352	2,474	2,305	2,246	2,150	9,377	7,827
- Liquidity Management Assets	716	668	567	550	575	2,501	2,249
- Other Earning Assets	2	2	3	5	4	12	10
(B) Interest Income (non-GAAP)	$916,571	$911,748	$852,854	$808,314	$796,577	$3,489,487	$2,903,200
(C) Interest Expense (GAAP)	388,353	406,021	379,369	341,319	323,874	1,515,062	1,055,250
(D) Net Interest Income (GAAP) (A minus C)	$525,148	$502,583	$470,610	$464,194	$469,974	$1,962,535	$1,837,864
(E) Net Interest Income (non-GAAP) (B minus C)	$528,218	$505,727	$473,485	$466,995	$472,703	$1,974,425	$1,847,950
Net interest margin (GAAP)	3.49%	3.49%	3.50%	3.57%	3.62%	3.51%	3.66%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.51	3.51	3.52	3.59	3.64	3.53	3.68
(F) Non-interest income	$113,451	$113,147	$121,147	$140,580	$100,829	$488,325	$434,106
(G) (Losses) gains on investment securities, net	(2,835)	3,189	(4,282)	1,326	2,484	(2,602)	1,525
(H) Non-interest expense	368,539	360,687	340,353	333,145	362,652	1,402,724	1,312,499
Efficiency ratio (H/(D+F-G))	57.46%	58.88%	57.10%	55.21%	63.81%	57.17%	57.81%
Efficiency ratio (non-GAAP) (H/(E+F-G))	57.18	58.58	56.83	54.95	63.51	56.90	57.55

	Three Months Ended					Year Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars and shares in thousands)	2024	2024	2024	2024	2023	2024	2023
Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$6,344,297	$6,399,714	$5,536,628	$5,436,400	$5,399,526
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
Less: Intangible assets (GAAP)	(918,632)	(924,646)	(676,562)	(677,911)	(679,561)
(I) Total tangible common shareholders’ equity (non-GAAP)	$5,013,165	$5,062,568	$4,447,566	$4,345,989	$4,307,465
(J) Total assets (GAAP)	$64,879,668	$63,788,424	$59,781,516	$57,576,933	$56,259,934
Less: Intangible assets (GAAP)	(918,632)	(924,646)	(676,562)	(677,911)	(679,561)
(K) Total tangible assets (non-GAAP)	$63,961,036	$62,863,778	$59,104,954	$56,899,022	$55,580,373
Common equity to assets ratio (GAAP) (L/J)	9.1%	9.4%	8.6%	8.7%	8.9%
Tangible common equity ratio (non-GAAP) (I/K)	7.8	8.1	7.5	7.6	7.7

Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$6,344,297	$6,399,714	$5,536,628	$5,436,400	$5,399,526
Less: Preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(L) Total common equity	$5,931,797	$5,987,214	$5,124,128	$5,023,900	$4,987,026
(M) Actual common shares outstanding	66,495	66,482	61,760	61,737	61,244
Book value per common share (L/M)	$89.21	$90.06	$82.97	$81.38	$81.43
Tangible book value per common share (non-GAAP) (I/M)	75.39	76.15	72.01	70.40	70.33

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$178,371	$163,010	$145,397	$180,303	$116,489	$667,081	$594,662
Add: Intangible asset amortization	5,773	4,042	1,122	1,158	1,356	12,095	5,498
Less: Tax effect of intangible asset amortization	(1,547)	(1,087)	(311)	(291)	(343)	(3,217)	(1,446)
After-tax intangible asset amortization	$4,226	$2,955	$811	$867	$1,013	$8,878	$4,052
(O) Tangible net income applicable to common shares (non-GAAP)	$182,597	$165,965	$146,208	$181,170	$117,502	$675,959	$598,714
Total average shareholders’ equity	$6,418,403	$5,990,429	$5,450,173	$5,440,457	$5,066,196	$5,826,940	$5,023,153
Less: Average preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(P) Total average common shareholders’ equity	$6,005,903	$5,577,929	$5,037,673	$5,027,957	$4,653,696	$5,414,440	$4,610,653
Less: Average intangible assets	(921,438)	(833,574)	(677,207)	(678,731)	(679,812)	(778,283)	(679,802)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$5,084,465	$4,744,355	$4,360,466	$4,349,226	$3,973,884	$4,636,157	$3,930,851
Return on average common equity, annualized (N/P)	11.82%	11.63%	11.61%	14.42%	9.93%	12.32%	12.90%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	14.29	13.92	13.49	16.75	11.73	14.58	15.23

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income:
Income before taxes	$253,081	$232,709	$211,343	$249,956	$165,243	$947,089	$845,081
Add: Provision for credit losses	16,979	22,334	40,061	21,673	42,908	101,047	114,390
Pre-tax income, excluding provision for credit losses (non-GAAP)	$270,060	$255,043	$251,404	$271,629	$208,151	$1,048,136	$959,471

	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2022	2021	2020	2019	2018	2017	2016	2015	2014
Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$4,796,838	$4,498,688	$4,115,995	$3,691,250	$3,267,570	$2,976,939	$2,695,617	$2,352,274	$2,069,822
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(125,000)	(125,000)	(125,000)	(251,257)	(251,287)	(126,467)
(R) Less: Intangible assets (GAAP)	(675,710)	(683,456)	(681,747)	(692,277)	(622,565)	(519,505)	(520,438)	(495,970)	(424,445)
(I) Total tangible common shareholders’ equity (non-GAAP)	$3,708,628	$3,402,732	$3,021,748	$2,873,973	$2,520,005	$2,332,434	$1,923,922	$1,605,017	$1,518,910
(M) Common shares used for book value calculation	60,794	57,054	56,770	57,822	56,408	55,965	51,881	48,383	46,805
Book value per common share ((I-R)/M)	$72.12	$71.62	$65.24	$61.68	$55.71	$50.96	$47.11	$43.42	$41.52
Tangible book value per common share (non-GAAP) (I/M)	61.00	59.64	53.23	49.70	44.67	41.68	37.08	33.17	32.45

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 16 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Wintrust Bank, N.A., in Chicago, Libertyville Bank & Trust Company, N.A., Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, N.A., Schaumburg Bank & Trust Company, N.A., Village Bank & Trust, N.A., in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, N.A., State Bank of The Lakes, N.A., in Antioch, Old Plank Trail Community Bank, N.A., in New Lenox, St. Charles Bank & Trust Company, N.A., Town Bank, N.A., in Hartland, Wisconsin and Macatawa Bank, N.A., in Holland, Michigan.

In addition to the locations noted above, the banks also operate facilities in Illinois in Addison, Algonquin, Aurora, Bloomingdale, Bolingbrook, Buffalo Grove, Burbank, Cary, Clarendon Hills, Countryside, Crete, Darien, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evanston, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Grayslake, Gurnee, Hanover Park, Hawthorn Woods, Highland Park, Highwood, Hoffman Estates, Homer Glen, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lombard, Lynwood, Machesney Park, Markham, Maywood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, Norridge, Northfield, Oak Lawn, Oak Park, Orland Park, Palatine, Park Ridge, Prospect Heights, Riverside, Rockford, Rolling Meadows, Round Lake Beach, Shorewood, Skokie, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Waukegan, Western Springs, Wheeling, Willowbrook, Wilmette, Winnetka and Wood Dale, and in Wisconsin in Burlington, Clinton, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Mequon, Milwaukee, Pewaukee, Racine, Wales, Walworth, Whitefish Bay and Wind Lake, and in Michigan in Allendale, Byron Center, Douglas, Grand Haven, Grand Rapids, Grandville, Hamilton, Hudsonville, Jenison, Rockford, Walker, Wyoming, and Zeeland, and in Florida in Bonita Spring, Cape Coral, and Naples, and in Indiana in Crown Point and Dyer.

Additionally, the Company operates various non-bank business units:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.
•Wintrust Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•Wintrust Private Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2023 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, plans to form additional de novo banks or branch offices, and management’s long-term performance goals, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, including an actual or threatened U.S. government debt default or rating downgrade, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;
•commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected losses, difficulties or developments related to the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;
•adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;
•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;

•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•the impact of the Company’s transition from LIBOR to an alternative benchmark rate for current and future transactions;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;
•changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;
•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;
•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Wednesday, January 22, 2025 at 9:00 a.m. (CST) regarding fourth quarter and full year 2024 earnings results. Individuals interested in participating in the call by addressing questions to management should register for the call to receive the dial-in numbers and unique PIN at the Conference Call Link included within the Company’s press release dated January 2, 2025 available at the Investor Relations, Investor News and Events, Press Releases link on its website at https://www.wintrust.com. A separate simultaneous audio-only webcast link is included within the press release referenced above. Registration for and a replay of the audio-only webcast with an accompanying slide presentation will be available at https://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the fourth quarter and full year 2024 earnings press release will also be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.